UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2011

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue, Milwaukee, Wisconsin		53209
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 16, 2011, the Board of Directors (the "Board") of Johnson Controls, Inc. (the "Company") elected Mark P. Vergnano to the Board as a member of the class of directors whose terms expire at the January 25, 2012 annual meeting of shareholders. Mr. Vergnano’s election to the Board was effective immediately. Mr. Vergnano has not yet been appointed to serve as a member of any committee of the Board. There are no arrangements or understandings between Mr. Vergnano and any other person pursuant to which Mr. Vergnano was elected a director.

Mr. Vergnano is Executive Vice President, E. I. du Pont De Nemours and Company (DuPont), Wilmington, Delaware, and has served in that capacity since 2009. Mr. Vergnano is responsible for the Building Innovations, Protection Technologies, Sustainable Solutions, Electronics & Communications, Chemicals & Fluoroproducts, and Titanium Technologies businesses. He also leads the company's safety, health and environment, sales, marketing, sustainability and communication functions.

There are no transactions in which Mr. Vergnano has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Board of Directors has made a determination that Mr. Vergnano is independent pursuant to the listing standards of the New York Stock Exchange as well as the Company’s Corporate Governance Guidelines. The Board of Directors also determined Mr. Vergnano to be financially literate.

The Company’s Non-Employee Director Compensation Policy, as amended as of October 1, 2011, is applicable to Mr. Vergnano. In connection with Mr. Vergnano’s election to the Board on November 16, 2011, he will receive a pro rata portion of the current $110,000 annual cash retainer the Company pays to its non-employee directors as well as a pro rata portion of the annual $130,000 retainer that is paid in shares of the Company’s common stock. The shares of common stock will be issued pursuant to the Company’s 2003 Director Stock Plan.

The Board of Directors also took action at the November 16, 2011 meeting to increase the size of the Board from ten to eleven members effective upon Mr. Vergnano’s election. This action did not require an amendment to the Company’s By-laws because the By-laws provide for a range in the size of the Board of not less than ten nor more than thirteen members, with the Board being required to determine the size of the Board within this range by resolution.

In connection with Mr. Vergnano’s election, the Company issued a press release on November 16, 2011. The text of the press release, which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated November 16, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

November 18, 2011	By:	/s/ Jerome D. Okarma

Name: Jerome D. Okarma
Title: Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 16, 2011.